Exhibit 3.62
ARTICLES OF ORGANIZATION
     The undersigned, with the intention of creating a Maryland Limited Liability Company files the following Articles of Organization:
(1)	The name of the Limited Liability Company is: Avalon West Neighborhoods, LLC.

(2)	The purpose for which the Limited Liability Company is filed is as follows: Real Estate Development.

(3)	The address of the Limited Liability Company in Maryland is c/o Steven B. Gould, Esq. Brown & Gould, LLP, 7700 Old Georgetown Road, Suite 500, Bethesda, MD 20814.

(4)	The resident agent of the Limited Liability Company in Maryland is Steven B. Gould, Esq. whose address is Brown & Gould, LLP, 7700 Old Georgetown Road, Suite 500, Bethesda, MD 20814.

(5)	/s/ Stuart M. Ginsberg	(6)	/s/ Steven B. Gould

	Signature(s) of Authorized Person(s)		Resident Agent
			I hereby consent to my designation in the document.
			Steven B. Gould
Filing party’s return address:
(7) Stuart M. Ginsberg, Esq.
Stanley Martin Companies, LLC
11111 Sunset Hills Road, Suite 200
Reston, VA 20190
[STAMP]
CUST ID: 0001905998
WORK ORDER: 0001349036
DATE: 01-23-2007 05:41 PM
AMT. PAID: $237.00
STATE OF MARYLAND
     I hereby certify that this is a true and complete copy of the 2 page document on file in this office. DATED: 01/24/2007.
STATE DEPARTMENT OF ASSESSMENTS AND TAXATION
BY: Danita W. Brown, Custodian. This stamp replaces our previous certification system. Effective: 6/95